SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported):  December 27, 2011

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2011, MTR Gaming Group, Inc. (the “Company”) adopted the MTR Gaming Group, Inc. Executive Medical Reimbursement Plan (the “Plan”), pursuant to which the Company will reimburse stipulated eligible out-of-pocket medical expenses and certain other expenses incurred by designated employees of the Company.  Employees eligible to participate in the Plan consist of a select group of management or highly compensated employees as determined from time to time by the Compensation Committee of the Board of Directors.  As of the date of this Report, Jeffrey J. Dahl, President & Chief Executive Officer, John W. Bittner, Jr., Executive Vice President and Chief Financial Officer, Joseph L. Billhimer, Jr., Chief Operating Officer, Narciso A. Rodriguez-Cayro, Vice President of Regulatory Affairs, General Counsel and Secretary, and Fred A. Buro, Vice President and Chief Marketing Officer have been designated as participants in the Plan.  In order to participate in the Plan, an eligible employee must participate in one of the major medical plans offered by the Company to its employees.  Once an employee becomes eligible to participate in the Plan, the Plan also covers the employee’s eligible dependents, which include the employee’s spouse, the employee’s children (up to age 26), and any other individual who qualifies as a dependent under the Internal Revenue Code OF 1986, as amended (the “Code”).  The effective date of the Plan is November 1, 2011.

For purposes of the Plan, eligible medical expenses for which a participant may seek reimbursement generally include expenses incurred during a Plan year that would otherwise qualify for a deduction under Code Section 213, and which would not otherwise be reimbursed to the participant from another source.  The Plan also covers other enumerated expenses regardless of whether the expenses qualify for a deduction under Code Section 213.  Certain expenses are specifically excluded from reimbursement under the terms of the Plan, including qualified long-term care services, cosmetic surgeries and related procedures, services that are unlawful in the participant’s place of residence, and services covered by any workers’ compensation or occupational disease law.

The maximum annual reimbursement amount that a participant and the participant’s dependents may receive for reimbursement of eligible Plan expenses in any Plan year is $150,000, subject to a $1,000 aggregate deductible.  The maximum reimbursement amount and the deductible are pro-rated for the short 2011 Plan year.  The Compensation Committee of the Board of Directors may change the maximum annual reimbursement amount and the deductible for Plan years after December 31, 2012.  The Plan does not contain any carry-over provisions for the maximum reimbursement amount from year to year.

Coverage under the Plan terminates on the earliest to occur of (i) the date a participant ceases employment, (ii) the date a participant ceases to meet the eligibility requirements for the Plan, (iii) the date that the Plan is amended to exclude the participant or the class of employees of which the participant is a member, or (iv) the date determined by the Compensation Committee of the Board of Directors.  Benefits payable under the Plan are unfunded and paid from the general assets of the Company.  There are no participant contributions.  The Plan is subject to the requirements of the Employee Retirement Security Act of 1974, as amended, but is exempt from ERISA’s reporting and disclosure requirements.  Amounts paid under the Plan for the benefit of a participant or the participant’s dependents are taxable to the participant.

The foregoing description is qualified in its entirety by the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

2

Exhibit No.	Description

10.1	MTR Gaming Group, Inc. Executive Medical Reimbursement Plan Document and Summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer
Date: December 30, 2011